Exhibit 10.2

SHORT TERM ADVANCE

$50,000	February 14, 2003

          FOR VALUE RECEIVED, the undersigned, MediaBin, Inc., a Georgia corporation (the “Borrower”), promises to pay to Glastad Holding, Ltd., a Cayman Islands corporation (the “Lender”), at 10 Stratton Street, 4th Floor, London WIX 4EJ (or at such other place as the Lender may designate in writing to the Borrower), in lawful money of the United States of America, the principal sum of fifty thousand dollars ($50,000), without interest, as hereinafter provided.

          The indebtedness evidenced by this Advance shall be due and payable on May 30, 2003, as hereinabove provided.

          The Borrower hereby waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

          Time is of the essence of this Advance.

          This Advance shall be deemed to be made pursuant to the laws of the State of Georgia.

IN WITNESS WHEREOF, the duly authorized officers of the Borrower have executed, sealed, and delivered this Advance, as of the day and year first above written.

MEDIABIN, INC.

By:	/s/ DAVID MORAN	Attest:	/s/ HAINES HARGRETT

	David P. Moran President and Chief Executive Officer		Haines H. Hargrett Secretary